Exhibit 99


                                          FOR:   REDWOOD EMPIRE BANCORP
                                  APPROVED BY:   Patrick Kilkenny
                                                 President and CEO
                                                 (707) 573-4911

For Immediate Release

                         REDWOOD EMPIRE BANCORP REPORTS
                   RECORD DILUTED EARNINGS PER SHARE FOR 2003

         SANTA ROSA, Calif. (January 22, 2004) -- Redwood Empire Bancorp (NASDAQ: REBC) today reported diluted earnings per share of $1.48, after a fourth quarter charge of $.15 per diluted share for the reversal of certain previously recognized net state tax benefits -related to the Company's Real Estate Investment Trust (REIT). This compares with diluted earnings per share of $1.47 for the twelve months ended December 31, 2002. Income before income tax expense increased $318,000, or 10% and $728,000, or 6% for the three and twelve months ended December 31, 2003, as compared to the same periods a year ago.

         The Company reported net income of $1,367,000 or $.27 per diluted share for the quarter ended December 31, 2003 after the $.15 per diluted share charge. This compares with net income of $2,031,000 or $.38 per diluted share for the same quarter a year ago. Annualized return on common equity was 19.85% in the fourth quarter of 2003 as compared with 28.26% in the same quarter a year ago. Annualized return on assets was 1.05% in the fourth quarter of 2003 as compared to 1.57% one year ago. For the year ended December 31, 2003, net income was $7,649,000. This compares with $7,961,000 for the twelve months ended December 31, 2002. Income before income tax expense increased $318,000, or 10% and $728,000, or 6% for the three and twelve months ended December 31, 2003, as compared to the same periods a year ago. On July 15, 2003, the Company's Board of Directors declared a three-for-two stock split of its outstanding shares of common stock. Earnings per share information for all prior periods presented give effect to the stock split. The stock split was effected in the form of a stock dividend and entitled each stockholder of record at the close of business on July 28, 2003 three shares for every two shares of Redwood Empire Bancorp common stock held on that date.

         A summary of net income for the three and twelve months ended December 31, 2003 as compared to the same periods in 2002 is as follows:

                                                        Three Months Ended            Twelve Months Ended
                                                           December 31,                  December 31,
                                                        2003           2002           2003          2002
                                                   ------------------------------ ----------------------------

              Income before income tax expense             $3,390         $3,072        $13,199       $12,476
              Income tax expense                            1,256          1,041          4,783         4,515
              Reversal of REIT net state tax
              benefit                                         767           -               767           -
                                                   ------------------------------ ----------------------------
              Net income                                   $1,367         $2,031         $7,649        $7,961
                                                   ============================== ============================

         Included in 2003 fourth quarter net income was a charge of $767,000 to income tax expense, or $.15 per diluted share related to the reversal of certain previously recognized net state tax benefits related to the Company's Real Estate Investment Trust (REIT). As a result of reversing this tax benefit, the Company's effective tax rate increased by approximately 6% to 42% in 2003. The California Franchise Tax Board has taken the position that certain tax transactions related to REITs and regulated investment companies (RICs) will be disallowed. Additionally there are indications that the State of California may aggressively challenge certain strategies such as REITs, and California is encouraging voluntary compliance with their announced positions with regard to REITs through the passage of Senate Bill 614 and Assembly Bill 1601, which were signed into law in the fourth quarter of 2003. The Company does not expect to record any tax benefits relating to the REIT in 2004 unless the issue is favorably resolved in the future. The Company believes it is appropriately reserved for REIT tax benefits previously recognized.

         As previously disclosed, the Company formed its REIT subsidiary on January 15, 2002, with the assistance of a national accounting firm in accordance with existing laws and regulations utilizing a structure employed by many of the Company's peers. The purpose of the REIT was to provide an additional vehicle to raise capital and to better organize marketing and origination of real estate secured lending, and the Company began to recognize state tax benefits related to the REIT in the first quarter of 2002. The Company is not under examination by any taxing authority for this or any other issue. The Company believes that the position taken in its California tax filings with regard to the REIT has merit and will pursue its tax claims and defend its position.

     Highlights for the year 2003 including the $767,000 fourth quarter charge to income tax expense related to the REIT were as follows:

     o  Net Income of $7,649,000.
     o  Earnings Per Diluted Share of $1.48.
     o  Return on Average Common Equity of 27.25%.
     o  Return on Average Assets of 1.48%.

     Highlights for the fourth quarter of 2003, including the $767,000 fourth quarter charge to income tax expense related to the REIT were as follows:

     o  Net Income of $1,367,000.
     o  Earnings Per Diluted Share of $.27.
     o  Annualized Return on Average Common Equity of 19.85%.
     o  Annualized Return on Average Assets of 1.05%.

         "We are extremely pleased with bottom line results," noted Patrick Kilkenny, President and Chief Executive Officer. "Growing our franchise, providing excellent service to customers and delivering outstanding returns to our shareholders are our key objectives," said Kilkenny.

         Total deposits amounted to $454,782,000 as of December 31, 2003 as compared to $453,093,000 at December 31, 2002, which amounts to a $1,689,000 or ..4% increase. Total assets amounted to $528,900,000 as of December 31, 2003 as compared to $513,181,000 at December 31, 2002, which amounts to a $15,719,000 or a 3% increase. Total loans, excluding mortgage loans held for sale, amounted to $414,521,000 as of December 31, 2003 as compared to $365,076,000 one year ago, or a 14% increase.

         Net interest income amounted to $5,775,000 in the fourth quarter of 2003, compared to $5,283,000 in the same period in 2002, which represents a $492,000 or 9% increase. The increase in net interest income is attributable to an improvement in the earning asset mix and a higher net interest margin. Average earning assets amounted to $487,263,000 for the three months ended December 31, 2003 as compared to $485,829,000 for the same period one year ago. Earning asset growth was bolstered by strong loan demand. Average portfolio loans amounted to $416,450,000 for the three months ended December 31, 2003 as compared to $365,881,000 for the same period one year ago. The net interest margin was 4.70% for the quarter ended December 31, 2003 as compared to 4.31% one year ago. Net interest income amounted to $22,766,000 for the twelve months ended December 31, 2003 as compared to $20,866,000 one year ago, an increase of $1,900,000 or 9%.

         There was no loan loss provision for the three and twelve months ended December 31, 2003 and December 31, 2002. Net charge-offs were $383,000 or .37% (annualized) and $238,000 or .06% (annualized) of average portfolio loans for the three and twelve months ended December 31, 2003. This compares to net charge-offs of $178,000 or .19% (annualized) and $180,000 or .05% (annualized) one year ago. Non-performing assets at December 31, 2003 were $1,266,000 or .2% of total assets, as compared to non-performing assets of $2,794,000, or .5% of total assets, as of December 31, 2002. The allowance for loan losses to nonperforming loans was 566% as of December 31, 2003 as compared to 265% as of December 31, 2002.

         Non-interest income amounted to $1,889,000 for the quarter ended December 31, 2003 as compared to $1,849,000 in the same period in 2002 or a 2% increase. Non-interest income amounted to $6,833,000 for the twelve months ended December 31, 2003 as compared to $7,615,000 one year ago. Merchant draft processing net revenues increased $109,000 from $1,311,000 in the fourth quarter of 2002 to $1,420,000 in the fourth quarter of 2003. For the twelve-month period ended December 31, 2003, merchant draft processing net revenues amounted to $4,824,000, a decrease of $185,000 from $5,009,000 for the same period in 2002.
Merchant draft processing net revenues increased in the three months ended December 31, 2003 as compared to the same period one year ago due to an increase in processing volume and a decrease in processing costs. The decline in merchant draft processing net revenues during the twelve months ended 2003, as compared to the same period in 2002, is due the third quarter 2002 recognition of approximately $120,000 in income associated with the renegotiation of the Company's processing contract with First Data Resources and the recognition of an additional $160,000 in revenue associated with a portfolio sale which occurred the first and second quarters of 2002. Excluding net revenue from merchant draft processing, non-interest income amounted to $469,000 and $2,009,000 for the three and twelve months ended December 31, 2003 as compared to $538,000 and $2,606,000 for the same periods one year ago. The decrease in non-interest income during the three and twelve month periods ended December 31, 2003 as compared to the same periods one year ago was primarily due to and a decrease of $35,000 and $136,000 in other income, a decrease of $19,000 and $110,000 in loan servicing income and a $15,000 and $143,000 decrease in service charges on deposits accounts. Additionally, the decline in non-interest income for the year 2003 as compared to 2002 was due to the Company recording $294,000 during 2002 of net realized gains on investment securities available for sale as compared to net realized gains of $86,000 during 2003.

         Non-interest expense amounted to $4,274,000 for the quarter ended December 31, 2003 as compared to $4,060,000 in the same period one year ago. The Company's efficiency ratio for the fourth quarter of 2003 amounted to 55.77% as compared to 56.93% one year ago. Non-interest expense amounted to $16,400,000 for the twelve month period ended December 31, 2003 as compared to $16,005,000 one year ago. This represents an increase of $395,000 or 2%. The efficiency ratio for the Company's subsidiary, National Bank of the Redwoods was 51.64% for the quarter ended December 31, 2003 as compared to 52.64% one year ago. For the twelve months ended December 31,

2003, National Bank of the Redwood's efficiency ratio was 51.60% as compared to 50.95% for the same period one year ago. Salaries and employee benefits increased $154,000 and $468,000 for the three and twelve months ended December 31, 2003 as compared to the same periods one year ago due to third and fourth quarter 2003 expenses associated with the Company's executive search process, the impact of normal annual salary increases and the increased costs associated with health care and workers compensation insurance. Occupancy expense remained unchanged at $538,000 for the three months ended December 31, 2003 and December 31, 2002, as compared to a decreased of $21,000 for the twelve months ended December 31, 2003 when compared to the same period one year ago. Other expenses increased $60,000 for the three months ended December 31, 2003 as compared to a decrease of $52,000 for the twelve months ended December 31, 2003, when compared to the same periods one year ago.

         For the three and twelve months ended December 31, 2003, the net income of the Company's community banking segment was $908,000 and $6,123,000 on revenues of $6,107,000 and $24,070,000. This compares to net income of $1,503,000 and $6,080,000 and revenues of $5,680,000 and $22,876,000 for the same periods one year ago. The segment's 40% decrease in net income for the three months ended December 31, 2003 as compared to the same period a year ago was primarily due to not recognizing REIT state tax benefits during the fourth quarter of 2003 and the 2003 fourth quarter reversal of $767,000 of tax benefits that were previously recognized. The segment's income before income tax expense increased $310,000 or 14% and $1,019,000, or 11% for three and twelve months ended December 31, 2003, as compared to the same periods a year ago. The segment's improvement in pre-tax income for the three and twelve months ended December 31, 2003, as compared to the same periods in 2002, was primarily attributable to increases in net interest income, of $496,000 and $1,791,000.

          The net income of the Company's bankcard segment was $459,000 and $1,526,000 for the three and twelve months ended December 31, 2003 versus $528,000 and $1,881,000 in 2002. The decrease in the segment's net income for the three and twelve months ended December 31, 2003 was primarily due to a decrease in merchant draft processing net revenues for the year 2003 and increases in non-interest expense and the effective tax rate for the three and twelve months ended December 31, 2003 as compared to the prior year. The segment's increase in non-interest expense was primarily attributable to an increase in salaries and employee benefits expense. The increase in the segment's salaries and employee benefits expense was due to a build-up in sales development personnel. The segment's effective tax rate increased from 33% and 36% for the three and twelve months ended December 31, 2002 to 42% for the same periods in 2003 due to the segment not recognizing any benefit in 2003 from a lower consolidated tax return rate as was experienced in 2002 from the recognition of tax benefits related to the REIT. The bankcard segment's net income comprised 34% and 20% of the Company's consolidated net income for the three and twelve months ended December 31, 2003, compared to 26% and 24% of the Company's consolidated net income for the three and twelve months ended December 31, 2002. The bankcard segment's income before income tax expense comprised 23% and 20% of the Company's consolidated pre-tax income for the three and twelve months ended December 31, 2003, compared to 25% and 23% for the same periods in the prior year.

         In August 2001, the Company announced an authorization to repurchase 533,250 shares, as adjusted for the three-for-two stock splits declared September 20, 2001 and July 15, 2003. In August 2003, the Company announced an authorization to repurchase an additional 496,500 shares, for a total authorization of 1,029,750. To date, 525,900 shares have been repurchased under the current authorizations, as adjusted for the three-for-two stock splits declared September 20, 2001 and July 15, 2003. Under the repurchase program, the Company plans to purchase shares from time to time on the open market and/or in privately negotiated transactions.

         Total assets were $528,900,000 at December 31, 2003. Common book value per share was $5.59. The Company's Tier 1 capital to average assets ratio was 6.74% as of December 31, 2003.

         Redwood Empire Bancorp, through its principal operating subsidiary, National Bank of the Redwoods, provides diverse financial products and services. The Company offers commercial banking services primarily to businesses and professionals in the North Coast counties of California. The Company's business strategy includes the development of fee-based products and services, which will provide insulation to the Company's results from changes in interest rates.

         Except for historical information contained herein, the statements contained in this press release, including statements concerning future increases in the value of Redwood Empire Bancorp stock, are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act or 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Redwood Empire Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Redwood Empire Bancorp disclaims any intent or obligation to update these forward-looking statements.


                               (Tables to follow)

                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
       (Dollars in thousands except for earnings per share and share data)

                                                                        Three Months Ended     Twelve Months Ended
                                                                           December 31,            December 31,
                                                                         2003        2002        2003        2002
                                                                     ------------------------------------------------
Total interest income                                                   $7,446      $7,587     $30,134     $30,536
Total interest expense                                                   1,671       2,304       7,368       9,670
                                                                     ------------------------------------------------
Net interest income                                                      5,775       5,283      22,766      20,866
Provision for loan losses                                                    -           -           -           -
                                                                     ------------------------------------------------
Net interest income after provision for loan losses                      5,775       5,283      22,766      20,866
                                                                     ------------------------------------------------
Service charges on deposit accounts                                        263         278       1,045       1,188
Merchant draft processing, net                                           1,420       1,311       4,824       5,009
Loan servicing income                                                       48          67         158         268
Net realized gains on investment securities available for sale               -           -          86         294
Other income                                                               158         193         720         856
                                                                     ------------------------------------------------
   Total noninterest income                                              1,889       1,849       6,833       7,615
                                                                     ------------------------------------------------
Salaries and employee benefits                                           2,427       2,273        9,435      8,967
Occupancy and equipment expense                                            538         538        2,105      2,126
Other                                                                    1,309       1,249        4,860      4,912
                                                                     ------------------------------------------------
   Total noninterest expense                                             4,274       4,060       16,400     16,005
                                                                     ------------------------------------------------
Income before income tax expense                                         3,390       3,072       13,199     12,476
Income tax expense                                                       2,023       1,041        5,550      4,515
                                                                     ------------------------------------------------
Net income                                                              $1,367      $2,031       $7,649     $7,961
                                                                     ================================================

Basic earnings per share:
  Net income available for common stock shareholders (1)                 $0.28       $0.39       $1.52      $1.53
  Weighted average shares (1)                                        4,955,000   5,145,000   5,026,000  5,211,000
Diluted earnings per share:
  Net income available for common stock shareholders (1)                 $0.27       $0.38       $1.48      $1.47
  Weighted average shares (1)                                        5,117,000   5,327,000   5,158,000  5,400,000

Selected Ratios
Annualized Return on Average Total Equity                                19.85%      28.26%      27.25%     28.98%
Annualized Return on Average Total Assets                                 1.05%       1.57%       1.48%      1.62%

(1) Adjusted for three-for-two stock split declared on July 15, 2003.


                                                                      Selected Balance Sheet
                                                                               Data
                                                                         (In Thousands)
                                                                           (Unaudited)
                                                                     December 31,  December 31,
                                                                         2003          2002
                                                                     -------------------------
Total Loans, Excluding Mortgage Loans Held for Sale                    $414,521      $365,076
Allowance for Loan Losses                                                 7,162         7,400
Total Assets                                                            528,900       513,181
Total Deposits                                                          454,782       453,093
Subordinated Debentures (Trust Preferred Debt)                           20,000        10,000
Total Shareholders' Equity                                               27,680        28,807
Nonperforming Assets                                                      1,266         2,794

                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                BUSINESS SEGMENTS
                                   (Unaudited)
                             (Dollars in thousands)

                                                                   Three Months Ended           Three Months Ended
                                                                   December 31, 2003            December 31, 2002
                                                            ----------------------------------------------------------
                                                                  Community                    Community
                                                                   Banking       Bankcard       Banking       Bankcard
                                                            ----------------------------------------------------------
Total interest income                                               $7,446         $ ---         $7,587         $ ---
Total interest expense                                               1,670             1          2,299             5
Interest income (expense) allocation                                 (138)           138          (146)           146
                                                            ----------------------------------------------------------
Net interest income                                                  5,638           137          5,142           141
                                                            ----------------------------------------------------------
Provision for loan losses                                              ---           ---            ---           ---
Service charges on deposit accounts                                    263           ---            278           ---
Merchant draft processing, net                                         ---         1,420            ---         1,311
Loan servicing income                                                   48           ---             67           ---
Net realized gains on investment securities available for
sale                                                                   ---           ---            ---           ---
Other income                                                           158           ---            193           ---
                                                            ----------------------------------------------------------
   Total noninterest income                                            469         1,420            538         1,311
                                                            ----------------------------------------------------------
Salaries and employee benefits                                       1,911           516          1,834           439
Occupancy and equipment expense                                        489            49            492            46
Other                                                                1,108           201          1,065           184
                                                            ----------------------------------------------------------
   Total noninterest expense                                         3,508           766          3,391           669
                                                            ----------------------------------------------------------
Income before income tax expense                                     2,599           791          2,289           783
Income tax expense                                                   1,691           332            786           255
                                                            ----------------------------------------------------------
Net income                                                            $908          $459         $1,503          $528
                                                            ==========================================================



                                                                Twelve Months Ended          Twelve Months Ended
                                                                 December 31, 2003            December 31, 2002
                                                            ----------------------------------------------------------
                                                                  Community                    Community
                                                                   Banking       Bankcard       Banking       Bankcard
                                                            ----------------------------------------------------------
Total interest income                                              $30,134         $ ---        $30,536         $ ---
Total interest expense                                               7,337            31          9,641            29
Interest income (expense) allocation                                 (736)           736          (625)           625
                                                            ----------------------------------------------------------
Net interest income                                                 22,061           705         20,270           596
                                                            ----------------------------------------------------------
Provision for loan losses                                              ---           ---            ---           ---
Service charges on deposit accounts                                  1,045           ---          1,188           ---
Merchant draft processing, net                                         ---         4,824            ---         5,009
Loan servicing income                                                  158           ---            268           ---
Net realized gains on investment securities available for
sale                                                                    86           ---            294           ---
Other income                                                           720           ---            856           ---
                                                            ----------------------------------------------------------
   Total noninterest income                                          2,009         4,824          2,606         5,009
                                                            ----------------------------------------------------------
Salaries and employee benefits                                       7,516         1,919          7,231         1,736
Occupancy and equipment expense                                      1,920           185          1,943           183
Other                                                                4,066           794          4,153           759
                                                            ----------------------------------------------------------
   Total noninterest expense                                        13,502         2,898         13,327         2,678
                                                            ----------------------------------------------------------
Income before income tax expense                                    10,568         2,631          9,549         2,927
Income tax expense                                                   4,445         1,105          3,469         1,046
                                                            ----------------------------------------------------------
Net income                                                          $6,123        $1,526         $6,080        $1,881
                                                            ==========================================================